Exhibit 99.1

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SELECT MEDICAL **BUSINESSES**

TOGETHER WITH ITS PARTNERS, SELECT MEDICAL OWNS AND/OR OPERATES MULTIPLE BUSINESSES ACROSS THE UNITED STATES. SERVICE LINES INCLUDE:

LONG TERM ACUTE CARE HOSPITALS

Select Medical operates 108 specialty hospitals known as long term acute care hospitals. Seventy-eight of these facilities are hospitals-within-hospitals (HIHs). The remaining hospitals are freestanding facilities. Each of these hospitals offer a specialized environment to care for many of the most vulnerable and medically complex patients, the chronic critically ill.

Select Specialty Hospital
Regency Hospital

Let hope thrive™

OUTPATIENT REHABILITATION CLINICS

Select Medical's outpatient division operates more than 1,000 clinics. These clinics offer a wide range of services, including physical therapy and hand/occupational therapy, sports rehabilitation, work injury prevention and management. Select Medical empowers its therapists by providing an industry-leading library of clinical education opportunities.

NovaCare Rehabilitation
Select Physical Therapy
First Choice Rehabilitation Specialists
Kessler Rehabilitation Center
KORT - Kentucky Orthopedic Rehab Team
Saco Bay Physical Therapy

SELECT MEDICAL ALSO PARTNERS WITH OTHER LEADING HEALTH CARE SYSTEMS TO OPERATE:

SSM Physical Therapy
Baylor Institute for Rehabilitation, Outpatient Services

The Power of Physical Therapy™

INPATIENT REHABILITATION HOSPITALS

Through its inpatient rehabilitation division, Select Medical owns and/or operates 15 hospitals under eight brands.

Kessler Institute For Rehabilitation
West Gables Rehabilitation Hospital
Select Rehabilitation Hospital of San Antonio

SELECT MEDICAL ALSO PARTNERS WITH OTHER LEADING HEALTH CARE SYSTEMS TO OPERATE:

SSM Rehabilitation Hospital
Baylor Institute for Rehabilitation
Penn State Hershey Rehabilitation Hospital
Scottsdale Rehabilitation Hospital
OhioHealth Rehabilitation Hospital

Stronger Together

CONTRACT THERAPY

Through its contract therapy business, Select Medical provides physical, occupational and speech-language therapy services to skilled nursing facilities, assisted living and senior care centers, schools, pediatric centers, acute care hospitals, worksites and private homes.

Select Medical Rehabilitation Services
Metro Therapy

SELECT MEDICAL ALSO PARTNERS WITH OTHER LEADING HEALTH CARE SYSTEMS TO OPERATE:

SSM Homeward Bound

Extraordinary Relationships
Extraordinary Outcomes

OUR NATIONAL FOOTPRINT (AS OF DECEMBER 31, 2013) AK HI WA MT ID WY ND SD MN WI MI NY VT ME NH MA CT PA OH IN IL IA NE MO KS CO UT NV CA AZ NM TX OK AR LA MS AL GA SC NC VA MD DE DC WV TN KY FL NJ RI OR 32 13 12 22 32 21 55 11 86 01 73 47 04 52 71 17 45 31 34 15 22 59 71 31 72 91 20 15 27 40 64 13 24 14 33 12 42 19 60 13 21 11 81 13 92 23 11 48 39 10 06 21 13 11 33 33 31 11 45 55 59 2 39 21 11 12 81 11 14 1 1,006 15 499 108 INPATIENT REHABILITATION HOSPITALS OUTPATIENT REHABILITATION CLINICS CONTRACT THERAPY LOCATIONS LONG TERM ACUTE CARE HOSPITALS

Dear Stockholders The pace of change within the health care sector has been quick and seemingly constant. Like many health care providers, we began 2013 facing reimbursement changes. We dealt with the challenge by remaining focused on what we do best: provide high-quality care to our patients, provide an excellent workplace for our dedicated employees and build value for our stockholders. In 2013 we returned $42 million in capital to our investors through dividends. Over the course of the year, we issued three separate dividends of 10 cents per share for a total of 30 cents. We also continued our stock buy back program in the first quarter of 2013, and plan to continue to be opportunistic. Even better, we ended the year learning that long-sought patient criteria for our Long Term Acute Care Hospitals (LTACHs) had finally been achieved in Washington, D.C. As a result, we now have an even clearer path for growth ahead of us. 2013 was also a year of additional joint ventures, service innovation, and enhanced leadership for Select Medical. Within our LTACH division, we saw the company’s first full year with a Chief Medical Officer at the helm of the division’s medical and clinical operations. Samuel Hammerman, M.D. and his team began building on our already solid foundation of clinical excellence. The team focused on best practices-sharing for programs such as wound care, pulmonary care and infectious disease control. They also improved risk analysis and safety protocols; and, working with our Chief Quality Officer, Lisa Snyder, M.D., increased research on the effectiveness of our very specialized care settings. In 2013, we also accelerated the growth of our inpatient rehabilitation division by adding three hospitals. In June 2013, we added the 42-bed Select Rehabilitation Hospital of San Antonio to our organization. We also acquired a joint venture with Scottsdale Healthcare to begin managing the 50-bed Scottsdale Healthcare Rehabilitation Hospital in Arizona. In August 2013, our joint venture with OhioHealth led to the opening of the 44-bed OhioHealth Rehabilitation Hospital in Columbus, Ohio. And in December of 2013, Select Medical announced a new joint venture with both UCLA Health and Cedars-Sinai to open a 138-bed rehabilitation hospital in Century City, California. Construction is expected to begin in 2014 with a projected opening by late 2015. For more than two decades, U.S. News and World Report has named our Kessler Institute for Rehabilitation to its exclusive list of top-ranked hospitals. In 2013, for the eighth consecutive year, the magazine ranked Kessler as the number two inpatient rehabilitation hospital in the United States. Our outpatient division also continued to perform well, integrating several new physical therapy practices and ending the year with more than 1,000 clinics nationwide. In 2013, The Chicago Tribune named one of this division’s key brands, NovaCare Rehabilitation, to its exclusive list of top 10 employers to work for in health care. In 2013 we sharpened our focus on creating the best possible patient experience across each of our service lines. This differentiator continues to be part of our commitment to build and sustain the loyalty of our patients and referral sources. Called

, the effort led to an April 2013 conference of 200 of our top leaders to strategize and plan additional service innovations. We also spent considerable time reviewing how to deliver the best possible employee experience. Having leaders take on new responsibilities is essential to ensuring that our company can continue to prosper. As part of our succession plan, on January 1, 2014, Select Medical President David Chernow was named President and Chief Executive Officer. I moved to Executive Chairman and Co-Founder to succeed Rocco Ortenzio, who moved to Vice-Chairman and Co-Founder. Mr. Chernow’s health care background, corporate vision, and respect for Select Medical’s employees and culture of high-performance are just what we need moving forward. Across the company, we have the right leaders in place. Our competitive position is strong. Our reputation for excellence in partnership and joint venture management continues to grow. I know our senior management team fully intends to capitalize on our position to build more value for you and for our 30,000-plus dedicated staff who trust us as their employer of choice. Eighteen years after our founding, we have never been more excited about what the future holds for Select Medical. We hope you share our enthusiasm and as always, we are grateful for your continued belief in our company’s overall mission: To improve quality of life. Thank you for your trust and confidence in Select Medical. Robert A. Ortenzio Executive Chairman and Co-Founder Rocco A. Ortenzio Vice Chairman and Co-Founder

FINANCIAL HIGHLIGHTS
SELECT MEDICAL HOLDINGS CORPORATION

(In thousands, except per share data)	2013	2012	2011	2010	2009
FOR THE YEARS ENDED					
Net operating revenues	$ 2,975,648	$ 2,948,969	$ 2,804,507	$ 2,390,290	$ 2,239,871
Income from operations	301,436	336,859	310,719	236,137	235,838
Net income attributable to Select Medical Holdings Corporation	114,390	148,230	107,846	77,644	75,282
Income per common share, fully diluted	0.82	1.05	0.71	0.48	0.61
Cash flow from operations	192,523	298,682	217,128	144,537	165,639
SEGMENT INFORMATION					
Net operating revenues					
Specialty hospitals	$ 2,198,121	$ 2,197,529	$ 2,095,519	$ 1,702,165	$ 1,557,821
Outpatient rehabilitation	777,177	751,317	708,867	688,017	681,892
Other	350	123	121	108	158
Total Net Operating Revenues	$ 2,975,648	$ 2,948,969	$ 2,804,507	$ 2,390,290	$ 2,239,871
Adjusted EBITDA[1]					
Specialty hospitals	$ 353,843	$ 381,354	$ 362,334	$ 284,558	$ 290,370
Outpatient rehabilitation	90,313	87,024	83,864	83,772	89,072
Other	(71,295)	(62,531)	(60,237)	(61,251)	(49,215)
Total Adjusted EBITDA	$ 372,861	$ 405,847	$ 385,961	$ 307,079	$ 330,227
BALANCE SHEET SNAPSHOT AT YEAR END					
Cash and cash equivalents	$ 4,319	$ 40,144	$ 12,043	$ 4,365	$ 83,680
Working capital (deficit)	82,878	80,397	99,472	(70,232)	156,685
Total assets	2,817,622	2,761,361	2,772,147	2,722,086	2,588,146
Total debt	1,445,275	1,470,243	1,396,798	1,430,769	1,405,571
Stockholders' equity	786,234	717,048	819,679	780,947	735,930

(1) We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, equity in earnings (losses) of unconsolidated subsidiaries, other income (expense), and long-term incentive compensation. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.

BOARD OF DIRECTORS

Robert A. Ortenzio
Executive Chairman and Co-Founder
Select Medical Holdings Corporation

Rocco A. Ortenzio
Vice Chairman and Co-Founder
Select Medical Holdings Corporation

Russell L. Carson
Co-Founder & General Partner
Welsh, Carson, Anderson & Stowe

Bryan C. Cressey
Founder & Partner
Cressey & Company

James E. Dalton, Jr.
Retired CEO
Quorum Health Group, Inc.

James S. Ely III
Founder & Chief Executive Officer
Priority Capital Management, LLC

William H. Frist, M.D.
Former Majority Leader of the United States Senate
Partner, Cressey & Company

Thomas A. Scully
General Partner
Welsh, Carson, Anderson & Stowe

Leopold Swergold
Managing Member
Anvers Management Company, LLC

EXECUTIVE OFFICERS

Robert A. Ortenzio
Executive Chairman and Co-Founder

Rocco A. Ortenzio
Vice Chairman and Co-Founder

David S. Chernow
President and Chief Executive Officer

Martin F. Jackson
Executive Vice President
& Chief Financial Officer

John A. Saich
Executive Vice President
& Chief Human Resources Officer

James J. Talalai
Executive Vice President
& Chief Operating Officer

Michael E. Tarvin
Executive Vice President,
General Counsel & Secretary

Scott A. Romberger
Senior Vice President, Controller
& Chief Accounting Officer

Robert G. Breighner, Jr.
Vice President, Compliance and Audit Services
& Corporate Compliance Officer

CORPORATE INFORMATION

Corporate Headquarters
Select Medical Holdings Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055
717.972.1100

Independent Registered Public Accounting Firm
PricewaterhouseCoopers, LLC
Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, PA 19103-7042

Shareholder Inquiries
Joel T. Veit
Senior Vice President & Treasurer
4714 Gettysburg Road
Mechanicsburg, PA 17055
717.972.1100 | ir@selectmedical.com

Stock Exchange
NYSE
Symbol: SEM

Internet Address
selectmedicalholdings.com

Register & Stock Transfer Agent
Shareholder correspondence should be mailed to:
Computershare
P.O. Box 30170
College Station, TX 77842-3170

Overnight correspondence should be mailed to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845

Learn more at >> selectmedicalholdings.com 4714 gettysburg road, mechanicsburg, pa 17055